As filed with the Securities and Exchange Commission on November 4, 2015
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRAVELPORT WORLDWIDE LIMITED
(Exact name of registrant as specified in its charter)
Bermuda	98-0505105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Axis One, Axis Park
Langley, Berkshire, United Kingdom SL3 8AG
+44-1753-288-000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Murphy
Executive Vice President and General Counsel
Axis One, Axis Park
Langley, Berkshire, United Kingdom SL3 8AG
+44-1753-288-000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Joshua Korff, Esq.
Christian O. Nagler, Esq.
Brian Hecht, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	—(1)	—(1)	—(1)	—(1)
Debt Securities	—(1)	—(1)	—(1)	—(1)
Preference Shares	—(1)	—(1)	—(1)	—(1)
Warrants	—(1)	—(1)	—(1)	—(1)
Rights	—(1)	—(1)	—(1)	—(1)
Secondary Offering by Selling Shareholders:
Common Shares	—(1)	—(1)	—(1)	—(1)
Total

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. The registrant is also hereby registering such indeterminate amounts of debt securities and an indeterminate number of common shares and preference shares as may be issued upon conversion of or exchange for any other debt securities, warrants or preference shares that provide for conversion of or exchange for other securities, including such common shares or preference shares as may be issued pursuant to anti-dilution adjustments, or upon exercise of warrants, rights or units for such securities, or the settlement of share purchase contracts or share purchase units. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange or settlement of other securities or that are issued in units.

TRAVELPORT WORLDWIDE LIMITED
COMMON SHARES
DEBT SECURITIES
PREFERENCE SHARES
WARRANTS
RIGHTS
COMMON SHARES BY THE SELLING SHAREHOLDERS
We may from time to time offer to sell:
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common shares;

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debt securities;

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preference shares;

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warrants to purchase our common shares, preference shares, debt securities or other securities; and

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rights to purchase our common shares, preference shares, debt securities or other securities.

Our common shares are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “TVPT.” The debt securities may consist of debentures, notes, bonds or other types of indebtedness. The debt securities, preference shares, warrants and rights may be convertible, exercisable or exchangeable for common shares or preference shares or other securities of ours.
In addition, the selling shareholders, as may be named in one or more prospectus supplements (collectively, the “Selling Shareholders”), may offer and sell common shares from time to time in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of our common shares offered by the Selling Shareholders.
We may offer and sell these securities, and the Selling Shareholders may offer and sell our common shares, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders, if so provided in a prospectus supplement hereto. We will provide specific terms of any securities to be offered, including the amount, prices and other terms of the securities and information about any selling securityholders, in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
Our principal executive office is located at Axis One, Axis Park, Langley, Berkshire, United Kingdom SL3 8AG and our telephone number is +44-1753-288-000.

Investing in these securities involves risks. See the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, along with the risk factors included in our other periodic reports and in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission (the “SEC”).
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2015

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we, the selling securityholders and the Selling Shareholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC’s rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read this prospectus, including the information incorporated by reference herein, and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. None of us, the selling securityholders or the Selling Shareholders has authorized anyone else to provide you with other information.
When used in this prospectus, the terms “Travelport Worldwide Limited,” “the Company,” “we,” “our” and “us” refer to Travelport Worldwide Limited and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
EXCHANGE CONTROL
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our shares, options, warrants, depository receipts, rights, loan notes, debt instruments and other securities of the Company to and between residents and non-residents of Bermuda for exchange control purposes provided that shares of the Company remain listed on an appointed stock exchange, which includes the NYSE. In granting such consent the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our website is www.travelport.com. However, the information on, or accessible through, our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the NYSE, 20 Broad Street, New York, New York 10005.
We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K). Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated):
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our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015;

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our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015 filed with the SEC on May 6, 2015, August 4, 2015 and November 2, 2015 respectively;

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the description of share capital contained in the Registration Statement on Form 8-A, as filed with the SEC on September 24, 2014 (File No. 001-36640), as supplemented by the “Description of Share Capital” found on page 7 of this prospectus and including any amendments or reports filed for the purpose of updating such description;

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our Current Reports on Form 8-K, filed with the SEC on January 13, 2015, January 22, 2015, March 20, 2015, April 27, 2015, June 16, 2015, September 10, 2015 and October 27, 2015 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise); and

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future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and before the termination of this offering.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all the information that has been or may be incorporated by reference in this prospectus. You may request such copies at no cost by writing or telephoning us at the following address:
Travelport Worldwide Limited
Axis One, Axis Park
Langley, Berkshire, United Kingdom SL3 8AG
Telephone: +44-1753-288-000

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
This prospectus includes and incorporates by reference forward-looking statements. The forward-looking statements contained and incorporated by reference herein involve risks and uncertainties. Forward-looking statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those in the forward-looking statements. In some cases you can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “potential,” “should,” “will” and “would” or other similar words. You should read statements that contain these words carefully because they discuss our future priorities, goals, strategies, actions to improve business performance, market growth assumptions and expectations, new products, product pricing, changes to our business processes, future business opportunities, capital expenditures, financing needs, financial position and other information that is not historical information.
The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results of continuing operations or those anticipated or predicted by these forward-looking statements:
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factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions;

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our ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers;

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our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms;

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our ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams;

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the impact on travel provider capacity and inventory resulting from consolidation of the airline industry;

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our ability to grow adjacencies, such as payment and mobile solutions;

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general economic and business conditions in the markets in which we operate, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the eurozone;

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pricing, regulatory and other trends in the travel industry;

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the impact our outstanding indebtedness may have on the way we operate our business;

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our ability to achieve expected cost savings from our efforts to improve operational efficiency; and

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maintenance and protection of our information technology and intellectual property.

We caution you that the foregoing list of important factors may not contain all of the factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.
Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
The following table sets forth our ratio of earnings to fixed charges and preferred dividends for each of the periods indicated:
	Nine months ended September 30, 2015	Year ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges and preferred dividends	1.32x	1.44x	—	—	—	—
The ratio of earnings to fixed charges and preferred dividends is computed by dividing (i) income from continuing operations before income taxes and shares of earnings (losses) in equity method investments, plus fixed charges and the amortization of capitalized interest, by (ii) fixed charges and preferred dividends. Our fixed charges consist of interest expense, net, on all indebtedness (including costs related to the amortization of deferred financing costs), capitalized interest and the portion of operating lease rental expense that is representative of the interest factor. As of November 3, 2015, no preference shares were issued and outstanding.
The ratio coverage in the years ended December 31, 2013, 2012, 2011 and 2010 was less than 1:1. The Company would have needed to generate additional earnings of  $199 million, $202 million, $164 million and $50 million, respectively, to achieve a coverage ratio of 1:1.

RISK FACTORS
Investing in our securities involves substantial risks. You should consider carefully all of the information set forth in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, unless expressly provided otherwise, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered by us to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any common shares, debt securities, preference shares, warrants or rights that may be offered hereby for general corporate purposes. We will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.
Unless otherwise stated in any applicable prospectus supplement accompanying this prospectus, we will not receive any proceeds from the sale of our common shares by any Selling Shareholder named in such prospectus supplement. All of the common shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their own account. We may, however, bear a portion of the expenses of the offering of our common shares by the Selling Shareholders, except that the Selling Shareholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

DESCRIPTION OF SHARE CAPITAL
General
We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 38683. We were incorporated in 2006 under the name TDS Investor (Bermuda) 3 Ltd. and our name was thereafter changed to Travelport Worldwide Limited. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
Description of Capital Shares
The Company has authorized share capital of  $1,962,500, consisting of 560,000,000 common shares of par value $0.0025 each, and 225,000,000 preference shares of par value $0.0025 each.
Preference Shares
Pursuant to Bermuda law and the Company’s bye-laws, the Company’s Board of Directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption or repurchase rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board of Directors without any further shareholder approval. The rights with respect to a series of preference shares may be greater than the rights attached to the Company’s common shares. It is not possible to state the actual effect of the issuance of any preference shares on the rights of holders of the Company’s common shares until the Company’s Board of Directors determines the specific rights attached to those preference shares.
The effect of issuing preference shares could include, among other things, one or more of the following:
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restricting dividends in respect of the Company’s common shares;

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diluting the voting power of the Company’s common shares or providing that holders of preference shares have the right to vote on matters as a class;

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impairing the liquidation rights of the Company’s common shares; or

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delaying or preventing a change of control of the Company.

Common Shares
The Company has 124,475,049 common shares issued and 122,653,593 common shares outstanding as of November 3, 2015. The holders of the Company’s common shares, subject to the provisions of the bye-laws, are (i) entitled to one vote per share, (ii) entitled to such dividends as the Board of Directors may from time to time declare, (iii) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, entitled to the surplus assets of the Company, and (iv) generally entitled to enjoy all of the rights attaching to shares.
The Board of Directors may, subject to the bye-laws and in accordance with Bermuda law, declare a dividend to be paid to the shareholders, in proportion to the number of shares held by them. Such dividend may be paid in cash and/or in kind and is subject to limitations under the Company’s debt agreements. No unpaid dividend bears interest. The Board of Directors may fix any date as the record date for determining the shareholders entitled to receive any dividend.
The Board of Directors may declare and make such other distributions to the shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution bears interest.
Dividends and Other Distributions
Pursuant to Bermuda law and our bye-laws, the Company may not declare or pay a dividend or make a distribution out of contributed surplus if there are reasonable grounds for believing that: (i) we are, or would after the payment be, unable to pay our liabilities as they become due or (ii) that the realizable value of our assets would thereby be less than our liabilities. “Contributed surplus” is defined for the purposes of Section 54 of the Companies Act 1981, as amended, of Bermuda (the “Bermuda Companies Act”) to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares of less than the amount set up as nominal capital and donations of cash and other assets to the Company. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our Board of Directors, subject to any preferred dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) if at such time shareholder action by written consent is permitted under our bye-laws, with the consent in writing of the holders of a majority of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of two or more persons holding at least a majority of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.
Certain Bye-Laws Provisions
The provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors.
Number of Directors
Our bye-laws provide that the Board of Directors shall have not less than two directors and not more than fifteen directors as our Board of Directors may from time to time determine.
Removal of Directors
In accordance with the terms of our bye-laws, our directors may be removed only for “cause” (as defined in our bye-laws) by the affirmative vote of the holders of at least a majority of our voting shares, provided that notice of the shareholders’ meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. Subject to the Bermuda Companies Act, our Board of Directors has the power to fill any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors.
No Shareholder Action by Written Consent
Our bye-laws provide that shareholder action may be taken only at an annual general meeting or special general meeting of shareholders and may not be taken by written consent in lieu of a meeting. Failure to satisfy any of the requirements for a shareholder general meeting could delay, prevent or invalidate shareholder action.
Shareholder Advance Notice Procedure
Our bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of our shareholders. The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our secretary a written notice of the shareholder’s intention to do so. These provisions might have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the shareholder’s notice must be delivered to or mailed and received by the secretary of the Company not less than 90 days nor more than 120 days before the anniversary date of the preceding annual general meeting, except that if the annual general meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made or in the case of a special general meeting we must receive the notice not later than seven days following the earlier of the date on which the notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made. The notice must include the following information:
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the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, or the matter had been proposed, or intended to be proposed, by the Board of Directors;

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if applicable, the consent of each nominee to serve as a director if elected; and

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such other information as required by our bye-laws and that the Board of Directors may request in its discretion.

Amendments to Memorandum of Association and Bye-laws
Amendments to our memorandum of association require approval of our Board of Directors and the affirmative vote of not less than a majority of the issued and outstanding shares then entitled to vote at any annual or special meeting of shareholders. Generally, amendments to our bye-laws require an affirmative vote of majority of our Board of Directors and a majority of the issued and outstanding shares then entitled to vote at any annual or special meeting of shareholders. Our bye-laws also provide that specified provisions of our bye-laws may not be amended, altered or rescinded unless the amendment is approved by resolution of our Board of Directors including the affirmative vote of a majority of Directors then in office and by a resolution of the shareholders including the affirmative vote of the holders of not less than 66 2∕3% of the issued and outstanding shares then entitled to vote at any annual or special meeting of shareholders, including the provisions governing certain business combinations and certain amendments to our bye-laws. These provisions make it more difficult for any person to remove or amend any provisions in our bye-laws that may have an anti-takeover effect.
Business Combinations
Our bye-laws provide that we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of three years following the time that the shareholder became an interested shareholder without the approval by the Board of Directors and the authorization at an annual or special general meeting, by the affirmative vote of at least 66 2∕3% of our issued and outstanding voting shares that are not owned by the interested shareholder unless:
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prior to the time that the person became an interested shareholder, the Board of Directors approved either such business combination or the transaction which resulted in the person becoming an interested shareholder; or

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upon consummation of the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the number of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

Our bye-laws define “business combination” to include, amongst others, the following:
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any merger, amalgamation, or consolidation of the Company with the interested shareholder or its affiliates;

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any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of our assets involving the interested shareholder;

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subject to specified exceptions, any transaction that results in the issuance or transfer by us of any share of the Company to the interested shareholder;

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any transaction involving the Company that has the effect of increasing the proportionate share of any class or series of our shares beneficially owned by the interested shareholder; or

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any receipt by the interested shareholder of the benefit of any loans, advances, guarantees or pledges provided by or through us.

An “interested shareholder” is any entity or person who, together with affiliates and associates, owns, or within the previous three years owned (but not commencing such measurement prior to the completion of this offering), 15% or more of the issued and outstanding voting shares of the Company.
Certain Provisions of Bermuda Law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NYSE.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the discretion of the Board of Directors record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Choice of Forum
Our bye-laws require, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against our directors, officers and employees for breach of fiduciary duty, actions regarding the existence and scope of any bye-laws and whether there has been any breach of the Bermuda Companies Act or our bye-laws and other similar actions may be brought only in Bermuda, and if brought outside of Bermuda, the shareholder bringing the suit will be deemed to have consented to service of process on such shareholder’s counsel. Although we believe these provisions benefit the Company by providing increased consistency in the application of Bermuda law in the types of lawsuits to which it applies, the provisions may have the effect of discouraging lawsuits against our directors and officers.
Transfer Agent and Registrar
A register of holders of the common shares is maintained by Codan Services Limited in Bermuda, and a branch register is maintained in the United States by American Stock Transfer & Trust Company, LLC, who serves as branch registrar and transfer agent.
Listing
We currently list our common shares on the NYSE under the symbol “TVPT.”
Uncertainty Regarding Certain Provisions of our Bye-Laws
There is no judicial or other binding authority determining the validity or effect of some of the provisions of our bye-laws summarized above. Therefore, no assurance can be given that such provisions, if challenged, would be upheld.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities, which may be senior or subordinated and may be convertible or exchangeable, under an indenture entered into between us and Wilmington Trust, National Association, as trustee, and filed as an exhibit to the registration statement of which this prospectus is a part.
The following description briefly sets forth certain general terms and provisions of the debt securities from the indenture. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.
Debt Securities
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
•
title and aggregate principal amount;

•
whether the securities are subject to subordination and applicable subordination provisions, if any;

•
conversion or exchange into any securities or property;

•
percentage or percentages of principal amount at which such securities will be issued;

•
issuance date;

•
maturity date(s);

•
interest rate(s) or the method for determining the interest rate(s);

•
dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•
whether interest will be payable in cash or in additional debt securities of the same series or a combination thereof, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);

•
redemption or early repayment provisions;

•
authorized denominations and integral multiples in excess thereof;

•
form;

•
amount of discount or premium, if any, with which such securities will be issued;

•
whether such securities will be issued in whole or in part in the form of one or more global securities;

•
identity of the depositary(ies) for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•
any covenants applicable to the particular debt securities being issued;

•
any defaults and events of default applicable to the particular debt securities being issued and available remedies;

•
currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

•
securities exchange(s) on which the securities will be listed, if any;

•
our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•
provisions relating to covenant defeasance and legal defeasance of securities of the series;

•
provisions relating to satisfaction and discharge of the indenture;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•
provisions, if any, granting special rights upon the occurrence of specified events;

•
any restriction of transferability of the series; and

•
additional terms not inconsistent with the provisions of the indenture.

In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the securities, and the extent to which a secondary market for the securities is or is not expected to develop.
General
The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
Certain tax consequences and considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.
We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of  $1,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common shares, debt securities, preference shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
•
the title of the warrants;

•
the aggregate number of warrants offered;

•
the designation, number and terms of the common shares, debt securities, preference shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•
the exercise price of the warrants;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued;

•
if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•
any minimum or maximum amount of warrants that may be exercised at any one time;

•
any terms relating to the modification of the warrants;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•
any other specific terms of the warrants.

The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common shares, debt securities, preference shares or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
•
the price, if any, per right;

•
the exercise price payable for the common shares, debt securities, preference shares or other securities upon the exercise of the rights;

•
the number of rights issued or to be issued to each shareholder;

•
the number and terms of the common shares, debt securities, preference shares or other securities which may be purchased per each right;

•
the extent to which the rights are transferable;

•
any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•
the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

SELLING SECURITYHOLDERS
Selling securityholders may from time to time offer and sell our securities pursuant to this prospectus and any prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.
The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION
We, or selling securityholders, if applicable, may sell the securities being offered hereby, and the Selling Shareholders may sell our common shares, in one or more of the following ways from time to time:
•
to underwriters for resale to purchasers;

•
directly to purchasers; or

•
through agents or dealers to purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement.

LEGAL MATTERS
The validity of any shares offered hereby will be passed upon for us by Conyers Dill & Pearman Limited with respect to Bermuda law. Selected legal matters as to U.S. law in connection with any offering will be passed upon for us by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Travelport Worldwide Limited’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements and related financial statement schedule of Orbitz Worldwide, Inc. and subsidiaries as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013 incorporated in this prospectus by reference from Travelport Worldwide Limited’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Travelport Worldwide Limited
COMMON SHARES
DEBT SECURITIES
PREFERENCE SHARES
WARRANTS
RIGHTS
COMMON SHARES BY THE SELLING SHAREHOLDERS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the various expenses expected to be incurred by the registrant in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee and the Financial Industry Regulatory Authority filing fee.
SEC registration fee	$(1)
Financial Industry Regulatory Authority filing fee	225,500
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing and engraving expenses	(1)
Registrar and Transfer Agent’s fees	(1)
Miscellaneous fees and expenses	(1)
Total	$225,500

(1)
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Section 98 of the Bermuda Companies Act, provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act.
We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty.
Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our bye-laws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insurance.   We maintain directors’ and officers’ liability insurance, which covers our directors and officers against certain claims or liabilities arising out of the performance of their duties.
Indemnification Agreements.   We have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.
Underwriting Agreement.   Our underwriting agreement with the underwriters will provide for the indemnification of our directors and officers against specified liabilities related to this prospectus under the Securities Act in certain circumstances.
Item 16.   Exhibits
The exhibit index attached hereto is incorporated herein by reference.
Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Langley, United Kingdom, on November 4, 2015.
Travelport Worldwide Limited
By:	/s/ Philip Emery Philip Emery Executive Vice President and Chief Financial Officer
Each person whose signature appears below constitutes and appoints Thomas Murphy, Philip Emery and Rochelle J. Boas and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Gordon A. Wilson Gordon A. Wilson	Chief Executive Officer, President and Director (Principal Executive Officer)	November 4, 2015
/s/ Philip Emery Philip Emery	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 4, 2015
/s/ Antonios Basoukeas Antonios Basoukeas	Chief Accounting Officer (Principal Accounting Officer)	November 4, 2015
/s/ Douglas M. Steenland Douglas M. Steenland	Chairman of the Board and Director	November 4, 2015
/s/ Gavin R. Baiera Gavin R. Baiera	Director	November 4, 2015
/s/ Gregory Blank Gregory Blank	Director	November 4, 2015
/s/ Elizabeth L. Buse Elizabeth L. Buse	Director	November 4, 2015
/s/ Steven R. Chambers Steven R. Chambers	Director	November 4, 2015
/s/ Michael J. Durham Michael J. Durham	Director	November 4, 2015
/s/ Douglas A. Hacker Douglas A. Hacker	Director	November 4, 2015

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement (Common Shares).
1.2*	Form of Underwriting Agreement (Debt Securities).
1.3*	Form of Underwriting Agreement (Preference Shares).
1.4*	Form of Underwriting Agreement (Warrants).
1.5*	Form of Underwriting Agreement (Rights).
2.1	Purchase Agreement by and among Cendant Corporation, Travelport Americas, Inc. (f/k/a Travelport Inc.), and Travelport LLC (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC), dated as of June 30, 2006 (Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007).
2.2	Amendment to the Purchase Agreement among Cendant Corporation, Travelport Americas, Inc. (f/k/a Travelport Inc.) and Travelport LLC (f/k/a TDS Investor Corporation, f/k/a TDS Investor LLC) and Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), dated as of August 23, 2006, to the Purchase Agreement dated as of June 30, 2006 (Incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007).
2.3	Agreement and Plan of Merger by and among Travelport LLC (f/k/a Travelport Inc.), Warpspeed Sub Inc., Worldspan Technologies Inc., Citigroup Venture Capital Equity Partners, L.P., Ontario Teachers Pension Plan Board and Blackstone Management Partners V, L.P., dated as of December 7, 2006 (Incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-4 of Travelport Limited (333-141714) filed on March 30, 2007).
2.4	Separation and Distribution Agreement by and among Cendant Corporation (f/k/a Avis Budget Group, Inc.), Realogy Corporation, Wyndham Worldwide Corporation and Travelport Americas, Inc. (f/k/a Travelport Inc.), dated as of July 27, 2006 (Incorporated by reference to Exhibit 2.1 to Cendant Corporation’s Current Report on Form 8-K dated August 1, 2006).
2.5	Share Purchase Agreement, dated March 5, 2011, among Gullivers Services Limited, Travelport (Bermuda) Ltd., Travelport Inc., Travelport Limited, Kuoni Holdings PLC, Kuoni Holding Delaware, Inc., KIT Solution AG and Kuoni Reisen Holding AG (Incorporated by reference to Exhibit 2.5 to the Annual Report on Form 10-K filed by Travelport Limited on March 31, 2011).
4.1	Amended and Restated Shareholders’ Agreement, dated as of April 15, 2013, among Travelport Worldwide Limited, Travelport Intermediate Limited, TDS Investor (Cayman) L.P., Travelport Limited and the other shareholders party thereto (Incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K filed by Travelport Limited on March 10, 2014).
4.2	Registration Rights Agreement, dated as of April 15, 2013, among the shareholders referred to therein and Travelport Worldwide Limited (Incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-1 of Travelport Worldwide Limited (333-196506) filed on August 18, 2014).
4.3**	Form of Senior Indenture.
4.4*	Form of Warrant Certificate.
5.1**	Opinion of Conyers Dill & Pearman Limited.
5.2**	Opinion of Kirkland & Ellis LLP.
12.1**	Statement of computation of ratio of earnings to combined fixed charges and preferred dividends.
23.1**	Consent of Deloitte LLP.

Exhibit Number	Description
23.2**	Consent of Deloitte & Touche LLP.
23.3**	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
23.4**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included in the signature page of this Registration Statement).
25.1**	Form T-1 Statement of Eligibility and Qualification

*
To be filed as an exhibit to a Current Report on Form 8-K or other applicable report and incorporated by reference herein.

**
Filed herewith.